Exhibit 5.1

August 10, 2009 Board of Directors Sonic Automotive, Inc. 6415 Idlewild Road, Suite 109 Charlotte, North Carolina 28212 Re: Registration Statement on Form S-3

Dear Sirs:

We are acting as counsel for Sonic Automotive, Inc., a Delaware corporation (the “Company”), in connection with the registration on a Registration Statement on Form S-3, as may be amended or supplemented from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of 1,348,519 shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”) issued in a private placement on May 7, 2009 and to be sold as set forth in the prospectus contained in the Registration Statement.

In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such certificates of public officials or corporate officers, and documents, corporate records or other instruments as we have deemed necessary or appropriate for the purpose of the opinion set forth herein, including, without limitation (i) the Company’s certificate of incorporation and bylaws, as amended to date, and (ii) resolutions of the Company’s board of directors authorizing the issuance of the Shares. We have also assumed that (i) the issuance and sale of the Shares will be in compliance with all applicable laws, (ii) the Registration Statement will become and at the time of any sale of the Shares shall be effective under the Securities Act; and (iii) the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Delaware. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon. In rendering the opinion expressed herein, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are, and when such Shares are sold in the manner described in the prospectus contained in the Registration Statement will be, duly authorized, validly issued, fully paid and non-assessable.

Our opinion set forth herein is subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratoria or similar state or federal debtor relief laws from time to time in effect and which affect the enforcement of creditors’ rights generally, and is limited to matters governed by the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws, and is limited to the laws referred to above as currently in effect. No opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The opinion expressed herein is limited to

Sonic Automotive, Inc.

Board of Directors

the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

MOORE & VAN ALLEN PLLC

/s/  Moore & Van Allen PLLC